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                                                                   EXHIBIT 10.17


                               TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT (the "Agreement") is made and entered into as of the 29th day of August, 1997, by and between DIEDRICH COFFEE, INC., a Delaware corporation (the "Borrower"), and THE VIRGINIA R. CIRICA TRUST, a trust organized under the laws of the State of California (the "Lender").

                                    RECITALS

         A. WHEREAS, Borrower desires to borrow Five Hundred Thousand Dollars ($500,000) for working capital purposes from Lender.

         B. WHEREAS, Lender advanced Two Hundred Fifty Thousand Dollars ($250,000) to the Borrower pursuant to the Secured Promissory Note dated August 19, 1997 (the "Note"), a copy of which is attached hereto as Exhibit A, and has agreed to advance an additional Two Hundred Fifty Thousand Dollars ($250,000) to Borrower in accordance with the terms and conditions provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties hereinafter set forth, the parties hereto agree as follows:

         1. Definitions.

            1.1 Action. The term "Action" has the meaning given in Section
11.11.

            1.2 Business Day. The term "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are required by law to close.

            1.3 Closing Date. The term "Closing Date" has the meaning given in
Section 3.1.

            1.4 Closing. The term "Closing" has the meaning given in Section
3.1.

            1.5 Common Stock. The term "Common Stock" means the Common Stock, $0.01 par value per share, of Borrower as hereafter modified and any other class of stock of Borrower or of any other entity into which such stock shall be converted or for which it shall be exchanged.

            1.6 Event of Default. The term "Event of Default" has the meaning given in Section 10.1.



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            1.7 Final Advance. The term "Final Advance" has the meaning given in
Section 2.1.

            1.8 GAAP. The term "GAAP" means Generally Accepted Account- ing Principles.

            1.9 Intellectual Property. The term "Intellectual Property" has the meaning given in Section 4.25.

            1.10 Intercreditor Agreement. The term "Intercreditor Agreement" means the Intercreditor Agreement to be entered into between Lender and the Other Lenders.

            1.11 Initial Advance. The term "Initial Advance" has the meaning given in Section 2.1.

            1.12 Loan. The term "Loan" means Lender's $500,000 loan to Borrower subject to and upon the terms and conditions set forth herein.

            1.13 Loan Documents. The term "Loan Documents" means this Agreement, the Note, the Warrant Agreement, the Warrants and the Security Agreement.

            1.14 Maturity Date. The term "Maturity Date" means August 19, 2002.

            1.15 Note. The term "Note" has the meaning given in the recitals.

            1.16 Note Rate. The term "Note Rate" has the meaning given in
Section 2.3.

            1.17 Other Agreements. The term "Other Agreements" means two or more term loan agreements, on substantially the same terms as this Agreement except for amounts, between Borrower and the Other Lenders.

            1.18 Other Lenders. The term "Other Lenders" means the lenders identified on Schedule 1.18 that may loan up to $2,500,000 to the Company on terms substantially similar to those contained in this Agreement.

            1.19 Security Agreement. The term "Security Agreement" means the Security Agreement dated as of August 19, 1997, entered into and between Lender and Borrower, a copy of which is attached hereto as Exhibit B.

            1.20 Warrant Agreement. The term "Warrant" means the Warrant issued to Lender by Borrower of even date, in the form of Exhibit C attached hereto.

            1.21 Warrant Stock. The term "Warrant Stock" means Borrower's authorized and unissued Common Stock reserved for issuance upon exercise of the Warrant, subject to the terms and conditions of this Agreement.


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         2. Amount and Basic Terms of the Loan.

            2.1 Basic Loan Terms. The terms of the Loan shall be as set forth in this Agreement and in the Note. As more fully described below and in the Note, Lender advanced to Borrower Two Hundred Fifty Thousand Dollars ($250,000) on August 19, 1997 pursuant to the Note (the "Initial Advance") and shall advance to Borrower an additional Two Hundred Fifty Thousand Dollars ($250,000) at the Closing (the "Final Advance") and Borrower shall repay that aggregate amount, together with interest from the date of each such advance until fully paid.

            2.2 Payments. The entire principal of the Loan, together with all accrued and unpaid interest, shall be due and payable on August 19, 2002. Interest shall be due and payable on the first day of each month as it is accrued, beginning September 1, 1997; provided, however, that if any interest payment is due on a day which is not a Business Day, such payment shall be considered timely if paid on the next Business Day.

            2.3 Rate of Interest. The principal balance of the Loan shall bear interest at the "Note Rate," which shall be the "Prime Rate" (as defined below) plus three and one-half percent (3.5%) or the maximum rate allowable by law, whichever is less. The Prime Rate as of any date shall be the base rate on corporate loans posted by at least 75% of the thirty largest U.S. banks as reported by The Wall Street Journal. Interest shall be computed daily at the Note Rate on the basis of the actual number of days in which all or any portion of the principal advanced to Borrower is unpaid, computed on the basis of a 360-day year.

            2.4 Security Agreement. The Loan shall be secured by the Security Agreement executed by Borrower as debtor to Lender as a secured party, granting Lender a first-priority security interest (subject to certain limitations contained in the Security Agreement), to the extent of the amount of the indebtedness, in the collateral described in the Security Agreement.

            2.5 Warrants. Concurrently with the execution of this Agreement, Borrower will issue the Warrant to purchase 170,000 shares of Warrant Stock of Borrower to Lender pursuant to the terms of the Warrant.

         3. Closing Date Delivery.

            3.1 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the time and place mutually agreed upon by the parties hereto on September __, 1997 (the "Closing Date").

            3.2 Delivery. At the Closing, each party will deliver the Loan Documents (other than the Note and the Security Agreement which have previously been delivered) for which it is a party, and Lender will make the Final Advance under the Loan by check payable to Borrower or by wire transfer to an account designated by Borrower and acceptable to Lender. Borrower shall endorse the schedule attached to the Note to record the amount of the Final Advance.


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         4. Representations and Warranties of Borrower. Borrower represents and warrants to Lender that:

            4.1 Organization and Standing; Charter Documents. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as such is presently conducted and as proposed to be conducted. Borrower is duly qualified to do business as a foreign corporation in any state or jurisdiction in the United States in which such qualification is required by the nature of Borrower's business. True and accurate copies of the Certificate of Incorporation and Bylaws of Borrower, each as currently in effect, have been made available to Lender and its Counsel.

            4.2 Capitalization. Immediately prior to the Closing, the authorized capital of Borrower will consist only of 25,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.

            4.3 Authorization. All corporate action on the part of Borrower and its officers, directors and shareholders that is necessary for the authorization, execution, delivery and performance of the Loan Documents by Borrower has been taken; and the Loan Documents, when executed and delivered, will constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms. The Warrant Stock of Borrower issuable upon exercise of the Warrant has been duly authorized and reserved and, when and if delivered, will be duly and validly issued and outstanding, fully paid and non-assessable, subject to the rights and restrictions described in the Warrant.

            4.4 Validity of the Note. The Note, when endorsed by Borrower in accordance with the terms of this Agreement, will be duly and validly issued for the full amount of the Loan.

            4.5 Consents. All consents, approvals, orders, waivers of authoriza-tions of, or registrations, qualifications, designations, declarations or filings with, any court or any federal or state governmental authority or third party required on the part of Borrower or any of its subsidiaries in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents will have been obtained prior to and be effective as of the Closing Date.

            4.6 Compliance with Other Instruments. Borrower is not in viola-tion of or default under any provision of its Certificate of Incorporation or Bylaws, each as amended. Borrower is not in material violation of or default under any provision of any instrument or contract to which it is a party or by which it is bound, or, to Borrower's knowledge, of any provision of any federal or state statute, rule, governmental regulation, order or decree, applicable to it.

            4.7 Litigation. There is no material claim, action, suit, proceeding, arbitration or investigation pending or to the knowledge of Borrower currently threatened by or against Borrower or any of its affiliates which, if adversely determined, is likely to have an adverse effect upon Borrower. Borrower is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government


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agency or instrumentality which may have a material effect upon the Loan or
Borrower's ability to enter into and perform its obligations under the Loan Documents.

            4.8 Conduct of Business. The conduct of Borrower's business, as now conducted and as proposed to be conducted, and the closing of the transactions completed hereby, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Borrower is now obligated.

            4.9 Title to Property and Assets. Except as described in Schedule
4.9 attached hereto, Borrower owns all its property and assets in its own name free and clear of all mortgages, liens, claims, loans and encumbrances, except for liens for taxes not yet due and payable which are contested in good faith and mechanics liens, materialmen's liens and dairyman's liens for amounts incurred in the ordinary course of business, and for amounts that either are not delinquent or will be repaid with proceeds of the Loan promptly following the Closing. All material contracts of Borrower containing obligations in excess of $50,000 are listed on Schedule 4.9 hereto. Each of the outstanding liens or claims in excess of $50,000, which have been or may be asserted against Borrower or its assets is listed on Schedule 4.9.

            4.10 Information; Misleading Statements. No representation, warranty or statement by Borrower in this Agreement or the other Loan Documents, or in any written statement or certificate furnished or to be furnished to Lender pursuant thereto contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which made, not misleading.

            4.11 Offering. Subject to the accuracy of Lender's representations in Section 5 of this Agreement, the offer, issuance and sale of the Note, and the Warrant constitutes, and will constitute, transactions exempt from the registration and prospectus delivery requirement of Section 5 of the Securities Act of 1933, as amended, and Borrower has obtained (or is exempt from the requirement to obtain) all qualifications, permits, and other consents required by all applicable state laws governing the offer, sale or issuance of securities.

            4.12 Accuracy of Financial Records. Each of (a) the financial state-ments of Borrower attached to Schedule 4.12 hereto, (b) the financial statements of Borrower provided to Lender prior to the date hereof, and (c) the financial statements of Borrower to be provided to Lender under this Agreement, shall have been prepared in accordance with GAAP (except as disclosed therein and except that interim financial statements do not and will not contain footnotes and are subject to year-end adjustments) and fairly in all material respects (or, as to financial statements to be provided in the future, will fairly in all material respects) represent the financial condition of Borrower as at the dates thereof and the results of operations for the periods then ended. Borrower is not aware of any fact or claim that when reasonably applied would render the information contained in any of the financial statements delivered to Lender on or prior to the date hereof materially false or misleading.

            4.13 No Material Adverse Change. Except as disclosed in any of Borrower's financial statements delivered to Lender prior to the date hereof, Borrower has


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no actual knowledge of any fact or claim that has occurred that will cause a material change in Borrower's business, or its ability to operate.

            4.14 Lender to Have First-Priority Lien; No Junior Liens. Except as disclosed on Schedule 4.9 and subject to the terms of the Intercreditor Agreement, this Agreement and the other Loan Documents give Lender a first-priority security interest in all of the collateral identified in the Security Agreement, and there are no junior liens presently existing with respect to such collateral.

            4.15 No Other Encumbrances on Borrowers Leases. Except as described in Schedule 4.15, none of Borrower's rights under any of its leases are or will be subject to a sublease, assignment or agreement, or have otherwise been or will be otherwise transferred or encumbered, except to Lender (or to the Other Lenders pursuant to the Other Agreements).

            4.16 No Outstanding Warrants or Options. Except for the Warrant granted to Lender (and the similar warrants granted to the Other Lenders in connection with the Other Agreements), options issued to underwriters, and the rights of Borrower's employees as set forth in various stock option plans and agreements, there are no outstanding warrants, stock options, or other similar rights outstanding as of the date of this Agreement with respect to any securities of Borrower.

            4.17 Outstanding Obligations. Except for (a) this Agreement and the other Loan documents, (b) the Other Agreements, (c) the leases identified in
Schedule 4.9, (d) the co-branding relationships described on Schedule 4.15, (e) contracts for the purchase of inventory in the ordinary course of business, and
(f) such other obligations as are identified on Schedule 4.17, Borrower has not entered into any contract, agreement or commitment which obligates or may obligate borrower to pay, now or in the future, a total of $100,000 or more to any person or entity or which would require Borrower to pay, now or in the future, a total of $100,000 or more to any group of persons or entities for the same or related goods and/or services.

            4.18 Financial Information. Borrower shall make all of its books and financial records available for inspection by Lender or its authorized agents and representatives within seven days following a written request by Lender. Promptly upon its receipt of a written request from Lender therefor, Borrower shall provide Lender with copies of final and interim balance sheets, final and interim profit and loss statements (broken down on a month-by-month and/or a store-by-store basis if so requested); final and interim budgets; narrative explanations by a senior executive of Borrower setting forth why Borrower's budgets and projections are believed to be accurate and Borrower's plans for expansion of its business or the closing of any of its stores, leases, contracts, agreements or other commitments (including "soft commitments") which obligate or might obligate Borrower to pay, during the term of such lease, contract, agreement or other commitment, a total of $100,000 or more to any person or entity (or which would require Borrower to pay a total of $100,000 or more to any group of persons or entities for the same or related goods and/or services); explanations of any fact, claim or circumstance which could have a material adverse effect on Lender, its business or its ability to satisfy its obligations under this Agreement, the Note, or any of the other Loan Documents, and all such similar financial records and information as Lender may reasonably request. Borrower shall promptly furnish Lender with the information identified in this Section


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upon Lender's agreement that, with respect to any material inside information which Lender may receive pursuant to this section, Lender will retain such information in confidence and use it solely in connection with the enforcement of Lender's rights under this Agreement and the other Loan Documents.

            4.19 Inspections. Borrower shall grant Lender reasonable access to all of Borrower's places of business to inspect the premises and the collateral described in the Security Agreement.

            4.20 Notice of Certain Events. Borrower shall promptly notify Lender of any fact, occurrence or event which (a) constitutes (or which would, with the passage of time, constitute) an Event of Default under this Agreement or a breach of or default under any of the other Loan documents, (b) results in a fire or other casualty of any of its assets which caused or is expected to cause damages of $100,000 or more to Borrower, or (c) would render any fact, representation or warranty contained in any of the Loan documents or otherwise conveyed to Lender false or misleading. Borrower shall also promptly notify Lender of each fire, casualty or accident which has caused or is expected to cause damages or liabilities of $100,000 or more.

            4.21 Notification of Governmental Claims; Compliance with Govern-mental Directives. Lender shall promptly notify Lender of any eminent domain or similar proceedings which are brought or threatened against any of its properties or assets and of each other court or governmental notice, order, ruling or directive which would prevent or have a material adverse effect on Borrower's ability to carry on its business at any of its stores or otherwise conducts its affairs. Except as Borrower may contest in good faith, Borrower shall comply with all notices, orders, rulings and directives made by any court or governmental authority relating to the conduct of its business or the maintenance of any license, permit or authorization which Borrower is or may be required to maintain.

            4.22 Payment of Taxes and Assessments. Borrower has filed all necessary federal, state and local tax returns and similar filings within the times and in the manner prescribed by law and has paid all taxes and assessments (including without limitation, all payroll and income taxes and all taxes on sales, inventory and fixtures) and any penalties and interest relating thereto, that are or were due and payable.

            4.23 Provisions for Obligations. Borrower has made and shall con-tinue to make adequate provisions for the payment of all tax obligations which are not yet due and payable. Borrower has made and shall continue to make adequate provisions for the payment or other full satisfaction of all mechanics' liens, landlord liens, dairymen's liens and similar obligations which it has incurred or will incur in the future.

            4.24 Names; Subsidiaries. Borrower has not, does not and will not do business under any name or trade name other than its own. Borrower does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or any other entity or subsidiary.

            4.25 Intellectual Property. Borrower owns, and/or has applied for, the trademarks, service marks, copyrights, patents, inventions and processes which are listed on Schedule 4.25 (collectively, "Intellectual Property"). Except with respect to


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

certain co-branding relationships described on Schedule 4.15, no person other than Borrower owns any trademark, service mark, copyright, patent, invention or process the use of which is necessary or contemplated in connection with the operation of Borrower's business or in connection with the performance of any contract to which Borrower is a party. Borrower has not infringed, and is not now infringing, on any trademark, service mark, copyright, patent, invention or process which is protected by federal trademark, copyright or patent protection; and there are no pending or threatened actions against Borrower relating to any alleged infringement.

            4.26 No Guarantees. Borrower is not a guarantor, surety, co-obligor or otherwise responsible, directly or indirectly, primarily or secondarily, for the obligation, debt or liability of any other person or entity.

            4.27 Insurance. As set forth in greater detail in the Security Agree- ment, Borrower: (a) maintains and shall continue to maintain adequate insurance protection against all damages, losses, liabilities, claims and risks against which it is customary to insure, all in amounts as are adequate given the nature and size of Borrower's business and its foreseeable risks and (b) shall cause Lender and its successors and assigns to be named as additional insureds on all of Borrower's insurance policies.

         5. Representations, Warranties and Covenants of Lender. Lender repre-sents and warrants to Borrower that:

            5.1 Organization. Lender is a trust duly formed under the laws of the State of California and has the requisite power and authority to own, lease and operate its property and to conduct its business as such is presently conducted and is proposed to be conducted.

            5.2 Authorization. All action on the part of Lender and its representatives necessary for the authorization, execution, delivery and performance of the Loan Documents by Lender has been taken; and the Loan Documents, when executed and delivered, will constitute valid and legally binding obligations of Lender, enforceable in accordance with their terms.

            5.3 Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any court or any federal or state governmental authority required on the part of Lender in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents will have been obtained prior to and be effective as of the Closings.

            5.4 Investment Intent. The Note has been and the Warrant to be issued to Lender pursuant to this Agreement and the Warrant Stock issuable upon exercise of the Warrant are being acquired by Lender solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the Note, the Warrant or the Warrant Stock issuable upon exercise of the Warrant.

            5.5 Sophistication. Lender is able to bear the economic risk of the investment required pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the Loan.

         6. Conditions Precedent to Lender's Obligations at Closing. The obliga-tion of Lender to make the Final Advance under the Loan is subject to the satisfaction (or written waiver by Lender) of all the following conditions precedent:

            6.1 Representations True. All representations and warranties of Bor-rower contained in this Agreement and all other Loan Documents will be true, correct and complete in all respects with the same effect as though such representations and warranties had been made on and as of the Closing and Lender will have received a certificate from the President or Chief Executive Officer of Borrower certifying the foregoing.

            6.2 Note. A duly-authorized officer of Borrower will have endorsed the schedule attached to the Note to record the amount of the Final Advance.

            6.3 Corporate Documents. Lender will have received, in form and substance satisfactory to Lender and its counsel, a copy of the records of all actions taken by Borrower, including corporate resolutions of Borrower authorizing or relating to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby, and a certified copy of the Certificate of Incorporation and Bylaws of Borrower.

            6.4 Qualifications and Consents. All authorizations, approvals, permits, consents or waivers if any, of (i) governmental authority or regulatory body of the United States or of any state or (ii) any third party that are required on the part of Borrower in connection with the receipt of the Loan or the issuance of the Note and the Warrant will have been duly obtained and will be effective on and as of the Closing Date.

            6.5 Proceedings and Documents. All corporate and other proceed- ings in connection with the transaction contemplated by this Agreement and all documents incident to such transaction, including but not limited to the Note and the Security Agreement are and the Warrant will be in form and substance satisfactory to Lender and its counsel, and Lender will have received all counterpart originals or certified or other copies of such documents as it may reasonably request.

            6.6 Performance. Borrower shall have performed and complied with all terms and conditions required to be performed or complied with by it prior to or at the Closing, and no Event of Default shall exist.

            6.7 Absence of Litigation. No suit, action, proceeding, court order, administrative order or investigation shall have occurred, be pending or threatened which would or seeks to prevent or delay beyond the date of the Closing, the consummation of the transactions contemplated by this Agreement or the operation of Borrower's business.

            6.8 Opinion of Borrower's General Counsel. Borrower's General Counsel shall deliver to Lender a legal opinion substantially in the form of Exhibit D hereto.


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

            6.9 No Material Changes. No fact or event has occurred or been discovered which would have a material adverse effect on the accuracy of the financial information provided by Borrower to Lender or which would have a material adverse effect on the liability or conduct of Borrower's business.

         7. Conditions Precedent to Borrower's Obligation at the Closing. The obligation of Borrower at the Closing is subject to fulfillment, at or before the Closing, of each of the following conditions:

            7.1 Representations and Warranties True. The representations and warranties of Lender contained in Section 5 hereof will be true and correct at and as of the Closing Date.

            7.2 Funds Disbursed. Borrower will receive from Lender the principal sum of the Final Advance at the Closing.

            7.3 Performance. Lender shall have performed and complied in all respects with all agreements and conditions contained herein required to be performed by or complied with by it prior to the Closing.

         8. Covenants of Borrower. Borrower hereby covenants and agrees with Lender as follows:

            8.1 Corporate Rights; Facilities; Conduct of Business. Borrower shall:

                (a) Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases qualifications, privileges, franchises and other authority necessary or appropriate for the conduct of its business;

                (b) Subject to Borrower's reasonable business judgment as to opening new business sites and closing those that do not meet Borrower's financial requirements, Borrower will maintain, preserve and protect all its properties, assets, equipment and facilities in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto;

                (c) Maintain, preserve and protect its goodwill and all of its rights to enjoy and use patents, copyrights, trademarks, trade names, service marks, licenses, leases, and franchises;

                (d) Promptly pay and discharge all taxes, including taxes on inventories and fixtures, when due and payable, except such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Borrower will promptly notify Lender of any challenge, contest or proceeding pending by or against Borrower before any taxing authority;

                (e) Maintain all banking accounts at FDIC- or FSLIC-insured banks or other financial institutions;


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

                (f) From time to time as may be necessary, disclose to Lender in writing any material matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described by Borrower in this Agreement or any of the other Loan Documents (including all schedules and exhibits hereto or thereto) or which is necessary to correct any information set forth or described by Borrower hereunder or thereunder which has been rendered inaccurate thereby.

            8.2 Expenses. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement and all other Loan Documents contemplated hereby; and (b) the administration of this Agreement and the other Loan Documents for the term of the Loan. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all legal fees and expenses, accounting fees and auditor fees. In no event shall such expenses to Borrower exceed Five Thousand Dollars ($5,000).

            8.3 Reservation of Warrant Stock. Borrower, during the period within which the Warrant may be exercised, shall at all times have authorized and reserved, for the purpose of issuance upon the exercise of the Warrant, a sufficient number of shares of Common Stock to provide for such exercise.

            8.4 Negative Covenants. So long as any portion of the Loan remains outstanding, Borrower will not, without first obtaining Lender's prior written consent, which consent will not be unreasonably withheld:

                (a) declare or pay any dividend on or declare or make any distribution on account of, any shares of any class of stock now or hereafter outstanding, or set apart any sum for such purpose, except for shares of Common Stock issued by Borrower to its employees or other participants pursuant to Borrower's existing stock option plans; or

                (b) issue or enter into any agreement that restricts its ability to repay the Loan.

            8.5 Further Assurances. In addition to the obligations and documents which this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform, and will cause its subsidiaries to execute, deliver and perform, any and all further acts or documents which Lender may reasonably require to effectuate the purposes of this Agreement or any of the other Loan Documents.

         9. Prepayment of the Note.

            9.1 Mandatory Prepayments. Borrower shall prepay up to the $500,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Note immediately upon the issuance, offer or sale of any shares of its capital stock pursuant to a secondary offering to the public with net proceeds of greater than Ten Million Dollars ($10,000,000); excluding, however, any offering of Common Stock of Borrower pursuant to stock option, bonus, award or other employee benefit plan and existing options to purchase the Common Stock of Borrower held by officers, directors or employees of Borrower.

             9.2 Optional Prepayment. Borrower may prepay the Loan in any amount which is an integral multiple of $10,000 at any time without penalty.

         10. Events of Default of Borrower.

             10.1 Events of Default. Each of the following shall constitute an event of default ("Event of Default") under this Agreement:

                  (a) Borrower shall fail to pay when due (whether by acceleration or otherwise) principal or interest on this Note, and such default shall have continued for a period of fifteen (15) days; or

                  (b) Any representation or warranty made by or on behalf of Bor- rower in this Agreement, the Note or in any other Loan Document or in any statement or certificate given in writing pursuant thereto or in connection therewith is false, misleading or incomplete in any material respect when made (or deemed to have been made); or

                  (c) Borrower breaches or fails or neglects to perform, keep or observe any covenant set forth in this Agreement, the Note, or any other Loan Document other than Borrower's obligation to make all payments due under the Note when due and the same has not been cured within ten (10) calendar days after Borrower receives notice thereof from Lender; or

                  (d) Borrower shall commence a voluntary case or other proceed-ing seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (e) An involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect; or

                  (f) This Agreement, the Note or any other Loan Document for any reason (other than the satisfaction in full of all amounts owing in connection with the Loan) ceases to be, or is asserted by Borrower not to be, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, and such occurrence has not been cured to Lender's satisfaction within five (5) calendar days after Borrower receives notice thereof from Lender; or

                  (g) Borrower has fraudulently conveyed or concealed its property to prevent attachment or execution by its creditors; or

                  (h) Borrower is insolvent and fails to satisfy or obtain the release of any judicial lien within 30 days of such lien coming into existence; or

                  (i) Borrower has admitted to any person in writing that it is unable to pay its debts and that it is willing to be adjudged a bankrupt.

             10.2 Remedies of Lender. If an Event of Default shall occur and be continuing or shall exist, the principal amount of the Note and interest accrued thereon shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

             10.3 Indemnification. Borrower hereby agrees to defend, indemnify and hold harmless Lender, its officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorneys' fees and expenses) which Lender may incur as a direct or indirect consequence of: (a) the purpose to which Borrower applies proceeds of the Loans; (b) the material failure of Borrower to perform any obligations as and when required by this Agreement, the Note or any of the other Loan Documents; (c) any failure at any time of any of Borrower's representations or warranties to be materially true and correct; or (d) any act or omission by Borrower.

                  Borrower shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note.

         11. Miscellaneous.

             11.1 Survival of Representations and Warranties. The representations and warranties contained herein or made pursuant to this Agreement and all other Loan Documents shall survive the Closing.

             11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), telex or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Lender, to:    The Virginia R. Cirica Trust
                                        Attention: Virginia R. Cirica
                                        ___________________________________
                                        ___________________________________
                                        ___________________________________
                                        Fax: (714) ___-____
                       with a copy to:  __________________________________
                                        __________________________________
                                        __________________________________

               (b) if to Borrower, to:  Diedrich Coffee, Inc.
                                        Attention: President
                                        2144 Michelson Drive
                                        Irvine, California 92612
                                        Fax: (714) 756-1144

                       with a copy to:  Paul, Hastings, Janofsky & Walker LLP
                                        Attention:  Peter J. Tennyson, Esq.
                                        695 Town Center Drive, 17th Floor
                                        Costa Mesa, CA 92626-1924
                                        Fax: (714) 979-1921

             11.3 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

             11.4 Counterparts; Faxes. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document and shall become effective when each party has delivered to the other party a counterpart duly executed by it, it being understood that all parties need not sign the same counterpart. An executed signature page of this Agreement which is transmitted by fax shall be treated for all purposes as containing an original signature of the party whose signature appears thereon; as a courtesy, however, when a signature is initially provided by fax, an original, hand-signed signature page shall also be provided.

             11.5 Integration. This Agreement, the Note, the Security Agreement and the Warrant and the exhibits and schedules attached hereto and thereto constitute the entire agreement among the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

             11.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

             11.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California, including its rules of conflicts of law or choice of law.

             11.8 Assignment. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other party.

             11.9 Severability. Any portion or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

             11.10 Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Lender in connection with the transactions contemplated by this Agreement. Borrower and Lender acknowledge that Gregg Rondinelli and Gregg Rondinelli & Associates (collectively, "Rondinelli") has provided services to Borrower in connection with the negotiations and transactions which led to the execution of this Agreement and the other Loan documents, and agree that Borrower shall be solely responsible for the payment of all sums, if any, which are due to Rondinelli in this regard. Borrower and Lender further agree that, at all times, Rondinelli was acting exclusively for Borrower and not at the request of or for the benefit of Lender.

             11.11 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorney's fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.


                            (Signature Page Follows)

                     [SIGNATURE PAGE - TERM LOAN AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


BORROWER:                                     LENDER:

DIEDRICH COFFEE, INC.,                        THE VIRGINIA R. CIRICA TRUST
a Delaware corporation


By:______________________________             By: ______________________________
Name: ___________________________                  Virginia R. Cirica, Trustee
Title: __________________________

                         EXHIBIT TO TERM LOAN AGREEMENT

                               FORM OF OPINION OF
                              DIEDRICH COFFEE, INC.


        This opinion is delivered in connection with that certain Loan and Security Agreement, dated as of August , 1997 (the "Loan Agreement") between Diedrich Coffee, Inc., a Delaware corporation (the "Borrower"), and Newco, LP (the "Lender"). Initially capitalized terms used herein shall have the meaning given such terms in the Loan Agreement, unless specifically defined herein.

        I have acted as General Counsel to the Borrower in connection with the negotiation, execution and delivery of the following documents:

        The Loan Agreement; the Note, of even date therewith, in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), executed by Borrower in favor of Lender, the Security Agreement executed by Borrower in favor of Lender, the financing statement(s) executed by the Borrower (collectively, the "Financing Statements"), and the Warrant Agreement and Warrant in favor of the Lender of even date herewith. The Loan Agreement, the Note, the Security Agreement, the Financing Statements, the Warrant Agreement, and the Warrant are referred to herein collectively as the "Loan Documents."

        This opinion is furnished to you as required by Section 7.1(h) of the Loan Agreement.

        The documents I examined in rendering this opinion, and upon which I relied, are the following:

        (i)   the Loan Documents;

        (ii) the Articles of Incorporation of the Company certified by the Delaware Secretary of State on ___________________________;

        (iii) the Bylaws of the Company as of this date;

        (iv) certificate from the Delaware Secretary of State indicating that the Company is in good standing as of ____________; certificate from California Secretary of State indicating that the Company is in good standing as of ____________; certificate from the Colorado Secretary of State indicating that the Company is in good standing as of ____________; and certificate from the

                         EXHIBIT TO TERM LOAN AGREEMENT


Texas Secretary of State indicating that the Company is in good standing as of
____________.

        (v) certificate dated ________________ of the Franchise Tax Board attesting to the current payment by the Company of all franchise and similar state taxes of the State of California;

        (vi) minutes of meetings of the Board of Directors and Shareholders of the Company at which actions were taken with respect to the Loan Documents;

        (vii) certificates of responsible officers of the Company as to factual matters; and

        (vii) UCC Search Report on Diedrich Coffee as debtor by CSC Networks dated __________________ (financing statements, financing statements change documents, federal or state tax liens, certain judgment liens, and attachment liens).

        Insofar as this opinion relates to the absence of actions, liabilities, mortgages, security interests, chattel mortgages, conditional sales agreements, pledges, liens, leases, agreements or encumbrances (the foregoing types of claims are collectively referred to as the "Enumerated Interests"), I have relied upon, and assumed the accuracy of, the Reports and Certificates of responsible officers of the Company. I searched only under those corporate names of the Company shown in its Articles of Incorporation as certified by the office of the Secretary of State of California. Information regarding the Enumerated Interests does not include any filings filed, indexed or terminated in the State of California after the effective dates indicated for each of the Reports, and accordingly, I express no opinion relating to the existence or absence of any Enumerated Interests filed, indexed or recorded after the effective dates.

        I assumed that the following facts are true in rendering this opinion:

        (i) the Borrower owns the assets to be subject to Lender's security interests (as described in the Loan Documents) free and clear of any liens, encumbrances, or claims, except as shown in the Reports; (b) the Company has good and sufficient title to these assets; and (c) these assets exist.

        (ii) Lender has no notice of any security interest in the Collateral in favor of any third person;

                         EXHIBIT TO TERM LOAN AGREEMENT


        (iii) Lender has taken possession of the Notes for new value and in good faith;

        (iv) the due authorization, execution, and delivery of, and the validity and binding effect of, the Loan Documents with regard to Lender;

        (v) the delivery to, or for the benefit of the Borrower at the closing of the funds to be loaned pursuant to the Loan Documents;

        (vi) the filing of the Financing Statements with the California, Colorado and Texas Secretaries of State and the proper indexing of the Financing Statements by that office;

        (vii)  the representations contained in the Loan Documents;

        (viii) the genuineness of all signatures of parties on all documents (other than the Loan Documents to the extent signed);

        (ix) the authenticity of all documents submitted to me as originals (other than the Loan Documents);

        (x) the conformity to the originals of all documents submitted to me as copies;

        (xi) the correctness and accuracy of all facts set forth in all certificates and reports identified in this opinion;

        (xii) regarding documents executed by parties other than the Borrower, that those parties had the individual capacity and corporate power to enter into and perform all obligations under those documents, the due authorization by all requisite corporate action of the execution and delivery of those documents, and the validity and bindings effect of those documents on those persons;

        (xiii) that except as stated in the Loan Documents, there are no other documents or agreements between Borrower and Lender which would have an effect on the opinions expressed in this opinion; and

        (xiv)  that Lender is _________________________________________________,
a ___________________________ Ltd. Partnership and has qualified to do business in the state of California, has obtained all necessary permits in that state to make the Loan, and has paid all taxes due and owing on its activities in California.

                         EXHIBIT TO TERM LOAN AGREEMENT


        On the basis of the foregoing, and in reliance thereon, and subject to the assumptions qualifications, exceptions and limitations set forth in this opinion, I am of the opinion that:

        1. The Borrower is a corporation which has been duly incorporated and organized as validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform under the Loan Documents, to the extent it is a party thereto.

        2. The Borrower is duly qualified to own and operate its properties and assets and to carry on its business as they are currently being conducted (as described in the Company's Annual Report on Form 10-K) and as they are contemplated to be conducted pursuant to the terms of the Loan Documents, and is in good standing in the States of California, Colorado, and Texas.

        3. The Loan Documents, to the extent the Borrower is a party thereto, have been duly authorized by all necessary corporate action on the part of the Borrower, under the laws of Delaware, and have been duly executed and delivered by the Borrower.

        4. The Loan Documents, to the extent the Borrower is a party thereto, constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        5. The execution, delivery, and performance of the Loan Documents by the Borrower, to the extent it is a party thereto, the compliance with the terms and conditions thereof, and the consummation of the transactions contemplated thereby, do not and will not conflict with, result in a breach of, or constitute a default under (i) any existing statute, rule, or regulation applicable to the Borrower; (ii) the certificate or articles of incorporation or bylaws of the Borrower; or (iii) to the best of my knowledge, after reasonable inquiry, any agreement or instrument to which the Borrower is a party or by which it or its assets are bound, or any order, judgment, or decree which is binding on the Borrower.

        6. Subject to the exceptions and facts acknowledged below, the Loan Documents create a valid, perfected security interest in and to the personal property described.

                         EXHIBIT TO TERM LOAN AGREEMENT


        7. No governmental consents, approvals, authorization, registrations, declarations, or filings are required by the Borrower in connection with the extensions of credit under the Loan Documents or the consummation of the transactions contemplated by the Loan Documents, except for filings required for the perfection of Lender's liens and security interests.

        8. To the best of my knowledge, after due inquiry, there are no material actions, suits, proceedings, or investigations pending or threatened against the Borrower except:

Qualifications and Exceptions

        (i) The opinions expressed herein are qualified to the extent that the validity, binding nature, and enforceability of any of the terms of the Loan Documents may be limited or otherwise affected by:

               (a) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (b) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or other similar laws generally affecting creditors' rights at the time in effect; and

        (ii) Except as expressly stated in this opinion, I neither express nor imply any opinion as to the creation, perfection or priority of any purported security interest in any property.

        (iii) Insofar as they relate to the creation, perfection and effect of perfection or non-perfection of a security interest, the opinions set forth are limited to Collateral consisting of personal property which is subject to California law on the creation, perfection and effect of perfection or non-perfection of a security interest in personal property, as set forth in
Article 9 of the California Uniform Commercial Code ("CUCC").

        (iv) Expect as specifically stated in this opinion, the opinions given above as to the perfection and priority of security interests apply only to property in which a security interest may be perfected by the filing of a financing statement pursuant to Section 9-302, and I call to your attention that the Collateral is defined to include items in which a security interest may not be perfected by such a filing.

                         EXHIBIT TO TERM LOAN AGREEMENT


        (v) The opinions expressed herein are further qualified by limitations imposed by California law on a secured lender's right to enforce collection of, or collect, any deficiency remaining after a foreclosure sale or the conclusions of any action to enforce an obligation if there has not been compliance with the procedural requirements of state law.

        (vi) I express no opinion as to the laws of any other state or the perfection and effect of perfection or non-perfection of a security interest in Collateral subject to the laws of another state; and (a) Uniform Commercial Code 9-501 et seq. relating to the exercise of remedies by a lender; the possible application of requirements to marshall its claim; and (b) the possible subordination of lender's claims or security interest based on its future conduct;

        (vii) I express no opinion on: limitations based on statutes or on public policy limiting a person's right to waive the benefits of statutory provisions or common law rights; nor on

               (a) Limitations on the right of Lender to exercise rights and remedies under the Loan Documents for defaults by Borrower if it is determined that the defaults are not material;

               (b) Limitations on Lender's right to exercise rights and remedies under the Loan Documents for defaults by the Borrower if it is determined that any late charges or penalties bear no reasonable relation to the damage suffered by the lender as a result of delinquencies or defaults;

               (c) Limitations on Lender's right to exercise rights and remedies under the Loan Documents for defaults by Borrower if it is determined that the performance or enforcement of the covenants or provisions would violate Lender's implied covenant of good faith and fair dealing;

               (d) The unenforceability under certain circumstances of provisions releasing a party from, or indemnifying a party against, liability for its own wrongful or negligent acts or where such release or indemnification is contrary to public policy; and

        In rendering this opinion, I assumed Lender is an sophisticated investor represented by counsel experienced in secured lending, and thus have not attempted to call to your attention particularly to the limits imposed by California law on the exercise of a secured lender's rights, including requirements of notice and commercially reasonable

                         EXHIBIT TO TERM LOAN AGREEMENT


conduct. Such limitations do not render the Loan Documents invalid as a whole and, in the event of a material breach of a material covenant in the Loan Documents, Lender may exercise remedies that would be normally available to a secured lender.

        The opinions expressed herein are solely for the benefit of, and may not be relied on in any manner or for any purpose by any person other than Lender, its counsel, and its participants, successors and assigns. The opinions expressed herein relate only to the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.




By:
    --------------------------------------
      Jonathan B. Eddison
Its:  Vice President and General Counsel

Date:
      ------------------------------------